UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2014

Viggle Inc.
(Exact name of Registrant as specified in its charter)

Delaware	01-13803	33-0637631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

902 Broadway, 11th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip code)

(212) 231-0092
(Registrant’s telephone number including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 13, 2014, Viggle Inc. (“Viggle”) entered into an amendment (the “Amendment”) to Viggle’s Term Loan Agreement with Deutsche Bank Trust Company Americas (“Term Loan Facility”).  The Term Loan Facility with Deutsche Bank currently has $30,000,000 in principal amount outstanding, provides for a maturity date of April 30, 2014 and includes a mandatory prepayment provision requiring that Viggle prepay all amounts outstanding under the Term Loan Facility upon receipt by Viggle of proceeds from the incurrence of additional indebtedness or from the proceeds of an equity offering.  Pursuant to the Amendment, the maturity date of the Term Loan Facility was extended to December 31, 2014, and the mandatory prepayment provision was amended to provide that only the first $10,000,000 in net cash proceeds from an equity offering shall be required to prepay amounts outstanding under the Term Loan Facility.  Repayment of the Term Loan Facility is guaranteed by Robert F.X. Sillerman, Viggle’s Executive Chairman and Chief Executive Officer, and the guaranty continues in place following the Amendment.

The foregoing descriptions of the Amendment and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Amendment attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

 (d)           Exhibits.

10.1	Third Amendment, dated as of February 13, 2013, by and between Viggle Inc. and Deutsche Bank Trust Company Americas, and its successors and assigns.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viggle Inc.

Date: February 20, 2014	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President

EXHIBIT INDEX

Exhibit	Description
10.1	Third Amendment, dated as of February 13, 2014, by and between Viggle Inc. and Deutsche Bank Trust Company Americas, and its successors and assigns.